Exhibit 11

Statement re: Computation of Per Share Earnings

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
              -----------------------------------------------------

                                                Years Ended December 31,
                                                ------------------------
                                                   2000         1999
                                                   ----         ----

Weighted average shares of common stock
  outstanding during the year                   $1,900,000   $1,900,000

Shares of common stock issuable in connection
  with assumed exercise of options under the
  treasury stock method                              6,607         --
                                                ----------   ----------

Total                                            1,906,607    1,900,000
                                                ==========   ==========

Net income                                         549,960      297,417
                                                ==========   ==========

Per share amount - basic                        $     0.29   $     0.16

Per share amount - diluted                      $     0.29   $     0.16

                                                Six Months Ended June 30,
                                                -------------------------
                                                   2001         2000
                                                   ----         ----

Weighted average shares of common stock
  outstanding during the period                 $1,900,000   $1,900,000

Shares of common stock issuable in connection
  with assumed exercise of options under the
  treasury stock method                              7,775        3,214
                                                ----------   ----------

Total                                            1,907,775    1,903,214
                                                ==========   ==========

Net income                                          64,579      302,387
                                                ==========   ==========

Per share amount - basic                        $     0.03   $     0.16

Per share amount - diluted                      $     0.03   $     0.16